                                                                    EXHIBIT 23.4

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) dated February 28, 1997 on the financial statements of the Tacoma Plant in the Registration Statement (Form S-4) and related Prospectus of PCI Chemicals Canada Inc. for the registration of $175,000,000 9 1/4% Series B Senior Secured Notes due 2007.

                                            Arthur Andersen LLP

Dallas, Texas
November 26, 1997